EXHIBIT  4.1

                     INTERNATIONAL FOREX FINANCE GROUP, LTD.
                        16350 Park Ten Place Suite 100-25
                                Houston, TX 77084



                      MASTER AGREEMENT TO PROVIDE FINANCING
                             AND CUSTODIAL SERVICES


This Master Agreement (hereinafter "Agreement") is entered into on this 24th day of February, 2002 between International Forex Finance Group, Ltd., located in Hamilton, Bermuda with offices in Houston, Texas ("IFF") and Upgrade International Corporation ("Upgrade"), located at, 1411 Fourth Ave., Suite 629; Seattle, Washington 98101 ("Client"). This Agreement is entered into between the parties for the purpose of engaging IFF to provide, syndicate, or arrange one or more financings or fundings and, to provide custodial or sub-custodial services, with respect to certain assets ("Securities") or other collateral which is to be pledged or hypothecated, in favor of IFF, the details of which and itemizations are to be set out in one or more term sheets attached hereto as Schedule "A", "B", "C", etc., (as needed).

1. SERVICES TO BE PROVIDED BY IFF: IFF is hereby appointed as Custodian, Conservator, or Executing Manager of and for the Collateral and as such is authorized to act on behalf of the Client with respect to all or any portion of the Collateral for the purpose of:

     a) Providing or arranging financing for the benefit of the Client as derived from one or more fundings (the "Funding") or loans (the "Loan(s)") to be entered into in accordance with terms agreed upon by those parties as such are set out in the term sheets attached hereto by Schedule.

     b) Holding cash, securities, or other collateral assets (the "Collateral Assets") on behalf of the Client in whatever form and fashion that is acceptable to IFF and the Investor pursuant to the nature of the transaction and the form of collateral presented by the Client.

     c) Allocation of voting shares, coupon income, dividends received, or interest remitted on Securities held as collateral.

AMOUNT & TERMS OF FINANCING: The terms of each funding are herein contained in the attached Schedules. The exact amounts received by the Client are predicated upon a loan-to-value consideration, a fair market value, an exchange traded value, or an Over the Counter value as negotiated by IFF pursuant to market due diligence. The net proceeds from the funding, if any, may be distributed at one time or on sequential dates, as instructed by the Issuing Paying Agent.

2. FUNDING OF TRANSACTION (S): The contemplated transaction will be funded according to the terms identified in one or more term sheets, which will be labeled as Schedule A, B, C, etc., individually numbered and signed by both parties, and, on upon proper execution, will be considered a part of and will be merged into this Master Agreement as if set forth herein to the exact detail as is represented therein without exception or reservation of any sort or kind. Client understands and acknowledges that by transferring securities as collateral to IFF under the terms of this Agreement, that the Client gives IFF and/or its assignees the right, without requirement of notice to or consent of the Client, to assign, transfer, pledge, repledge, hypothecate, rehypothecate, lend, encumber, short sell, sell outright, swap, trade, or consign some or all of the Collateral during the period covered by the funding. The Client understands that IFF and/or its assignees have the right to receive and to retain or allocate some or all of the benefits from any such transactions, and that the Client is not entitled to certain of these benefits during the term of the funding. The Client agrees to assist the relevant entities in completing all requisite documents that may be necessary to accomplish such transfers, conveyances, or registrations.

3. RETURN OF COLLATERAL: IFF agrees to return, at the end of the term, the same number of shares, the equivalent volume of tangible collateral, or the same tenor of fixed income Securities as it received initially, as depicted herein above, and upon retiring or setting off the obligation(s) incurred in their entirety, then at such time and as soon as is practical they shall return the collateral to the Client, save and except in any instance of superior rights, warrants, options or splits, dividends, or coupon collected against interest due or applied as one or more set offs, after reconciling any and all net effects realized upon the Collateral which has or may result from any merger, acquisition, bond call, refunding bond, stock repurchase, exchange offer, conversion right, redemption right, upstream processing, refining, enrichment, or voting right exercise or non-exercise privilege for which any and all such rights as may exist shall go hand and hand with the collateral and shall survive any closing.

4. REGISTRATION AND SUBCUSTODIANS: IFF may deposit or transfer any or all of the collateral, Clients Assets, or Securities i) with any domestic or foreign depository institution, safekeeping repository, or SRO clearing corporation or electronic safekeeping system operator that provides handling, clearing, settlement, or safekeeping services provided that the collateral is deposited in insured accounts; ii) with the issuer of a security if such security is in non-certificate form; iii) with any domestic or foreign depository or repository institution acting as a sub-custodian provided the Collateral is held in insured accounts; and IFF will pay the fees and expenses related to such safekeeping, custodial, settling, and clearing services.

5. CLIENT REPRESENTATIONS AND WARRANTIES: Client agrees to provide any and all information deemed necessary in order to consummate the contemplated transactions or series of transactions in a timely, complete, and accurate manner and such obligations have been irrevocably expressly agreed upon between the parties herewith. Client further represents and warrants to IFF and its assignees, if any, that the Collateral submitted herewith is duly owned and titled in the name of the Client(s), or is owned and titled in fee simple, that such Collateral is freely transferable, and that any and all liens, claims, or encumbrances that may now or has heretofore arisen against the Collateral have been previously discharged, removed, released, or waived and notice of such has been disclosed to IFF under express writing, without exception or reservation of any sort or kind and that any and all such notices were presented and provided to IFF prior to consummating any proposed funding transaction(s). Client further warrants to forever defend fee simple title to certain Collateral against any third party claiming or asserting a superior claim of ownership. Client expressly warrants that any and all financing statements, pledge agreements, security agreements, assays, deeds, certificates of title, and associated financing documents presented or provided in connection with this application and its separate parts or attachments including any other financial applications submitted as a result of this application are and do not contain any material misrepresentations of facts or fail to state a material fact which in light of the manner in which such documents are delivered by the Client, would when relied upon subsequently be found to be misleading, immaterial, or omissive. The Client warrants that any and all representations given or offered are true and accurate statements of fact, and that the client has not omitted stating a material fact or failed to present as fact any material statement or failed to provide evidence that in light of such prior facts or evidence presented by them are no longer true and not misleading or untrue. Client warrants that title to any and all Securities presented herein and herewith are held free and clear and hereby warrant and declare that they are the true and rightful owner of such, or have and will legally procure title to such Collateral free and clear of any and all ICC or UCC filings, save and except as has been represented to IFF by express writing but in any and all instances prior to any funding. Client warrants that any and all loan proceeds if any, received by them will not be used to purchase margin stock pursuant to Regulation U of the Federal Reserve Board of Governors of the United States.

6. INDEMNITY: IFF makes no warranties regarding their ability to find, and enter into transactions with a US cash funder, investor, or counterparty for every security or collateral presented by the Client. Final terms for each traunche of securities or collateral presented to IFF may be subject to a separate pledge agreement, a separate security agreement, a remarketing agreement, a hypothecation, or forward delivery agreement and as such funds derived therefrom may be tendered or remitted upon demand by IFF pursuant to separate terms of this Agreement.

7. MARK TO MARKET: IFF makes no warranties regarding their ability to mark to market certain Collateral presented by the Client or Collateral proposed for substitution for other Collateral, which has previously been delivered by the Client to IFF. As such IFF represents that there are times when certain markets are illiquid or instances where there are no regional, global, or domestic exchanges, which post a nominal "fixing" price for specific, Collateral posted by the Client. As such and during any such instances of government intervention i.e. "suspended market trading" IFF can and will rely upon its own independent information which it in "good faith" believes to be accurate with regard to the fluctuation in the daily fair market value of the Collateral. Client will in certain instances be required to post additional Collateral or enter into arrangements with IFF to hedge such exposures.

8. LAW TO APPLY: This Agreement shall be construed by and subject to the most recent edition regarding the laws establishing the Uniform Commercial Code and the International Commercial Code as implemented by the United Nations for conducting domestic or foreign financial enterprises.

9. PARTIES BOUND: This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, executors administrators, legal representatives, successors, and or assigns except as otherwise expressly provided herein.

10. TIME IS OF THE ESSENCE: Time is of the essence in all material matters to this Agreement.

11. FURTHER ACTS: In addition to the acts contemplated herein, the parties hereto agree to perform or cause to be performed, any and all such further acts including but not limited to; a) entering into currency exchange transactions if cross border Collateral or US dollar transactions are to be settled in the host currency, engaging in one or more credit derivative transactions with banks, broker dealers or national exchange members, to include entering into hedging transactions for the underlying Collateral with investment grade rated and non-investment grade rated counterparties either as exchange traded or as Over The Counter contracts as may be deemed reasonably necessary in the sole opinion of IFF in order to consummate the funding transactions and mitigate the cross border risks, if any, contemplated hereby.

12. RECONCILIATION OF DISPUTES: The parties to this Agreement and their respective employees, officers, principals, directors, attorneys, and agents hereby agree to submit to arbitration any claims, disputes, and controversies, between them relating to this agreement. It is further agreed that such arbitration shall proceed by electronic means or face to face in accordance with United Nations INCO terms. Each party shall bear its own costs and expenses and an equal share of the fees of arbitration. The prevailing party in such arbitration if any, shall not incur any other costs of appeal. If both parties deadlock or a decision is not reconciled within 90 days from the start of arbitration the arbitration may be terminated and the matter adjudicated in a court of competent jurisdiction.

13. GENERAL: This Agreement constitutes the sole agreement of the parties hereto and supersedes any and all prior understandings between the parties whether written or oral respecting the subject matter of this Agreement. This Agreement may be amended in whole or in part by a memorandum of understanding between the original parties to this Agreement provided, that such amendment or modification is reduced to a formal writing and that such memorandum is signed and exchanged between the undersigned within 30 days of the original presentment. This Agreement may be terminated by either party at any time prior to a funding, in whole or in part and cash settled or set off against any other credit previously extended between the parties to cover any other obligations arising between the parties. Signed copies of this Agreement and other related documents may be transmitted by facsimile or electronic mail and, upon receipt, shall be treated as originals and shall be construed as legally binding upon the parties upon their formal acknowledgement in writing of same. The parties have not relied upon any other representations, warranties, collateral agreements or conditions, which affect this Agreement other than as expressed herein and in the attached schedules hereto.

14. NOTICES; Any notice required to be given or delivered hereunder by either party to their counterparty may be effected verbally or in writing and, if verbal, shall be confirmed in writing within twenty-four hours by facsimile or by overnight mail. The Client's official address and telephone numbers for notifications regarding this Agreement and related transactions are:

Upgrade International Corporation
Daniel S. Bland, Chief Executive Officer
& Howard A. Jaffe, Chief Operating Officer
1411 Fourth Ave., Suite 629
Seattle, Washington 98101
(206)  903-3116
dbland@upgd.com
hjaffe@upgd.com


International Forex Finance Group, Ltd.
16350 Park Ten Place
Suite 100-25
Houston, TX 77084
(281)  561-6589
(281)  631-6135  Fax
forex@pdq.net

CANTRUST
C/o Mr. Bruce Youb
3352 11215 Jasper Ave
Edmonton Alberta Canada
T5K  0L5


__________________________________

For: International Forex Finance Group, Ltd.
     Houston,  Texas



_______________________________
Name Mark  Alexander
For: International  Forex
     Finance  Group,  Ltd.
     Houston,  Texas


For: Upgrade  International  Corporation
     Seattle,  WA  98101


      /s/ Daniel S. Bland
      ----------------------------------------
Name: Daniel S. Bland, Chief Executive Officer


      /s/ Howard A. Jaffe
      ----------------------------------------
Name: Howard A. Jaffe, Chief Operating Officer

Date: February  24,  2002

                                  SCHEDULE "A"

This Schedule A (Loan number: UPGD711), dated 01/23/02 is executed in connection with that certain Master Agreement to provide Financing and Custodial Services entered into between Mark Alexander of International Forex Finance Group, Ltd., ("IFF") and Daniel Bland of Upgrade International, Corp., on or about 01/23/02.

1.  Collateral:                  Schedule  "B"  (attached).

2.  Estimated  Value:            Schedule  "B"  (attached).

3.  Anticipated  Loan  Funding:  20%  of  market  value  at  closing 144A.

4.  Interest  Rate:              11% compounded annually, payable quarterly
                                 accruing until due at maturity. Interest only payment capitalized with interest for first 12 quarters.

5.  Cash  vs.  Accrual:          Dividends  applied  against  interest  due,
                                 balance  if any  until  maturity  date.

6.  Term:                        7 years. Starting from date proceeds delivered.

7.  Amortization:                None,  Principal  and  interest  due  as  per
                                 schedules

8.  Prepayment  Penalty:         3  year  lockout.

9.  Margin:                      Funding  strategy;  imbedded  bond
                                 swap; 6 month rolling costless collar or straddle European style; Index
                                 Options or  straddle  with  put  option;
                                 Marked to future market. ISDA master agreement. Cash out fees and commissions.

10.  Non-Callable:               Lender(s)  may  not  call  loan  prior  to
                                 maturity.

11.  Recourse:                   Limited  recourse  to  Borrower, interest
                                 only payment obligation upon syndicate approval; 144A securities may be substituted and released back to
                                 Borrower after 18 months if no late pays. Borrower retains right to substitute at any time or from time to time during term of loan. Rights on Default specified on Schedule "D" attached.


12.  Extension:                  Renew  at  Borrower's request for an
                                 additional term, prior  to  the
                                 maturity  date,  within  existing
                                 parameters.  Renewal  fee  and
                                 commitment  fee  to IFF,  split
                                 origination  fee  by  Issuing  Paying
                                 Agent (CANTRUST).

13.  Closing:                    After  receipt  of  custody  deposit  and
                                 upon placement of loan syndicate with hedging. Termination fee payable only upon premature withdrawal.


14.  Equity  Placement           Upgrade  agrees  to the placement of
                                 5,000,000 of Upgrade Stock as designated by IFF. The Shares to be subscribed to at market or above, in accordance to the terms contained in term sheets attached to this schedule identified as schedule A, B, C etc

For: International  Forex
     Finance  Group,  Ltd.
     Houston,  Texas


By:
   -----------------------------
Name:
     ---------------------------
Date:
     ---------------------------

For:  Upgrade  International  Corporation
Seattle,  Washington   98101


      /s/ Daniel S. Bland
      ----------------------------------------
Name: Daniel S. Bland, Chief Executive Officer


      /s/ Howard A. Jaffe
      ----------------------------------------
Name: Howard A. Jaffe, Chief Operating Officer


Date: February 24, 2002

                                  SCHEDULE "B"
                             COLLATERAL DESCRIPTION


This Schedule B (Loan number UPGD711), dated 02/24/02 is executed in connection with that certain Master Agreement to provide Financing and Custodial Services entered into between Mark Alexander of International Forex Finance Group, Ltd., ("IFF") and Daniel Bland of Upgrade International, Corp on or about 02/24/02, including Schedule A, Collateral Description and Schedule; Schedule C, ACH Agreement D, Default and Restrictions.


Collateral:     Issued  under  rule  144A,  3  Year  Restricted  securities.
                40,000,000  Shares  Upgrade  International  Common  Stock
                Estimated market value 2 years subject to pricing; terms and Restrictions on Schedule D
                Free Trading  shares: REG D (506) Private Placement 5,000,000.

144A  CUSIP:     915301 40 2

144A  ISIN:  US9153014025

COMMON  CUSIP

COMMON  ISIN:

NOMINEE/BROKER/OTHER:       Bear Stearns; Pershing DLJ; Chase Jardine Fleming


CUSTODIAN/SUBCUSTODIAN:     INTERNATIONAL FOREX FINANCE GROUP, LTD.

TO IFF ACCOUNT NO:

DTC:          EUROCLEAR/CLEARSTREAM:  CEDEL:          INDEVAL:

SHARES  FORWARDED  TO  SUBCUSTODIAN:  00057941

NOTE:  TO  SATISFY  AND  RETIRE  IRREVOCABLE  INSTRUCTIONS.

CURRENCY:                      US DOLLAR
FUNDS  FROM  IFF  TO:          Boston  Safe  Deposit  &  Trust
ACCOUNT  #:                    LOMF0001002
BIC:
ROUTING  NUMBER:
ABA  NUMBER:
INSTRUCTIONS:

Upon receipt of the special collateral with associated existing debt of $(n/a) if any, you are directed to transfer from separate Accounts #_(attached)_ into International Forex Finance Group, Ltd.'s, DTC Account # 00057941 the above share certificates. You are further instructed to issue an acknowledgment to
IPA: CANTRUST upon transfer of the indicated amount of shares or funds minus existing debt if any, or IFF will return the indicated amount of collateral in-total and the debt associated if any, to the denominated Accounts # __(attached)__. IFF will issue an advise not later than the 14th Business Day after the receipt of substitute shares as to which of the two alternatives to exercise; You are also authorized to inform Mr. Daniel Bland of Upgrade
International,  Corp.,  that  you  have  received  this  instruction.

Sincerely,


G. S. Brar
Director Operations

Sworn to before me this __________ day of __________________ 2002:


SEAL

                                  SCHEDULE "C"
                                 IPA  AGREEMENT


                   ACH AGREEMENT - EXECUTED BETWEEN COMPANIES


This Agreement, dated as of February 24, 2002, is between Upgrade International Corporation ("Originator") and Cantrust and/or Master Agent Bruce Youb ("Recipient"), as Issuing Paying Agent for International Forex Finance Group LTD. ("IFF") pursuant to that certain Master Custodial Agreement and obligations relating thereto.

RECITALS

A. Recipient wishes to have Originator initiate Credit Entries to its account specified below (the "Account") in payment of obligations as scheduled in the Master Custodial Agreement owed by Originator to Recipient pursuant to the terms of this Agreement and the ACH Rules relating to Corporate Trade Payment Entries (the "Rules") and the Master Custodial Agreement to Provide Financing and Custodial Services dated February 24, 2002 (the "Financing Agreement") and Originator is willing to initiate such Entries on the terms set forth below.

B. Unless otherwise defined herein, capitalized terms shall have the meanings provided in the Rules.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, Originator and Recipient agree as follows:

1. Authorization. Subject to the terms set forth below, Recipient authorizes Originator to initiate Credit Entries to the Account in accordance with the Rules for obligations owing from time to time by Originator to Recipient resulting from loan obligations and payments of interest and/or principal relating thereto as scheduled in the Master Custodial Agreement.

2. Authorization Limitations; Procedures. No Entry shall be initiated under this Agreement except in conformity with the authorization provided above. In accordance with the attached Master Custodial Agreement to Provide Financing and Custodial Services, including all schedules thereto relating to loan terms and conditions. Pursuant to these Agreements, a quarterly Entry shall be initiated in an amount equal to the aggregate payment under the Agreement, which will be further evidenced by way of a schedule incorporated by reference described as the schedule(s). No single Entry initiated under this Agreement shall be in excess of the amount due under the agreements (Schedule attached).

3. Originators Failure to Originate. With the exception of the interest capitalization period, this event would be considered a default under the terms of the Master Custodial Agreement and all Collateral would be deemed payment for all outstanding obligations. Recipient shall not be deemed to default on any obligation or suffer any loss of discount or other penalty by reason of the failure of Originator to initiate any Debit Entry in accordance with the terms of this Agreement, or by reason of any delay in receipt by Recipient's financial institution, or the nonreceipt by such institution of any Debit Entry initiated by Originator.

4. Compliance with Rules. Recipient shall comply with and be bound by the Rules as in effect from time to time.

5. Acceptance and Return of Entries. Nothing contained herein shall be deemed to require Recipient or its financial institution to accept any Entry initiated under this Agreement, and any such Entry may be returned in accordance with the Rules. Recipient shall not be deemed to have accepted any Entry that is returned in accordance with the Rules. Originator shall not be deemed in default on any obligation or suffer any loss of discount or other penalty by reason of the return of any Entry, provided such Entry was initiated in accordance with the terms of this Agreement. Notwithstanding any statement contained in any Entry or any data transmitted with any Entry, and notwithstanding the failure to return any Entry in accordance with the Rules, Recipient shall not be deemed to have accepted any Entry as being in the correct amount if, within 3 days after receipt of the Entry by its financial institution, Recipient provides written notice to Originator of a discrepancy.

6. Credit for Entries. Unless such Entry is returned in accordance with the Rules, Recipient shall, as of the date the amount of such Entry is credited to the Account, credit Originator with the Amount of each Entry received and interest or other charges payable with respect to the amount of such Entry shall cease of the time. Unless such Entry is returned in accordance with the Rules, Originator shall, as of the date of such Entry is credit to its Account with its financial institution, credit Recipient with the amount of each Entry received.

7. Entry Information. Each Entry initiated under this Agreement shall be accompanied by the following information: a letter detailing the payment being made and the allocation toward principal and interest then outstanding pursuant to the Financing Agreement.

8. Recipient's Account. The Account is the following deposit Account maintained by Recipient:

Financial Institution:  US  BANK

Account Number:

Bank  of Location:      Blaine, Washington

Telephone No.:          360-332-5811


If Recipient is a natural person, Recipient represents to Originator that the Account is, and during the term of this Agreement, will be, maintained primarily for business, and not for personal, family, or household purposes.

9. Questions and Errors. In the event of any questions or error relating to Entries initiated pursuant to this Agreement, Recipient should contact Mr. Howard A. Jaffe, Upgrade International Corporation, and Originator should contact Bruce Youb, Cantrust.

10. The Financial Institution's security procedures shall include the determination of certain exposure limits which includes, but may not be limited to (1) the value of ACH files, (2) the value or number of individual ACH entries, (3) the frequency of origination of ACH files and (4) the consideration of exposure over multiple settlement dates. The Company shall comply with exposure limits established by the Financial Institution in accordance with the attached Schedule. The Financial Institution is responsible to notify the Company of exceptions and to periodically review such established exposure limits.

11. The Company shall notify the Recipient of any reversing entry initiated to the Recipient's account to correct an entry it has initiated in error. The notification to the Recipient must include the reason for the reversing entry and must be made no later than settlement date of the reversing entry.

12. It shall be the responsibility of the Company that the origination of ACH transactions complies with U.S. law. This includes, but is not limited to the sanctions enforced by the Office of Foreign Assets Control (OFAC).

13. Liabilities of Parties. Neither Originator nor Recipient shall be liable for the act or omission of any Automated Clearing House, financial institution, or other person.

14. Notice. Any written notice or other written communication required or permitted to be given under this Agreement shall be delivered, or sent by U.S. registered mail, postage prepaid, and, if to Originator, addressed to:


Upgrade International Corporation
Attn: Howard A. Jaffe
1411 Fourth Ave Suite 629
Seattle USA 98101

and, if to Recipient, addressed to:

Cantrust
C/o Suite 3352 11215 Jasper Ave
Edmonton, Alberta
T5K  0L5
Canada


Unless another address is substituted by notice delivered or sent as provided herein. Any such notice shall be deemed given when so delivered or sent by registered mail.

15. Termination. This Agreement may not be terminated by Originator or Recipient at any time so long as there is a principal or interest balance outstanding under the Financing Agreements between Upgrade International
Corporation  and  International  Forex  Finance  Group,  Ltd  et  al.

16. Notice of Accounts. Originator will notify in writing Recipient within 5 days when or if Originator has opened another checking or operating account with a financial institution and will promptly provide Recipient sufficient information such that Recipient would be able to effect an Entry similar to that described in this agreement, should, for any reason, such an Entry not be possible on the account set forth above.

17. Disclosure of accounts. IFF or Cantrust can request in writing or facsimile form any and all banking information to maintain an active monitoring of the Originator. Originator will respond within 7 business Days.

18. Failure to disclose accounts. This event would be considered a default under the terms of the Master Custodial Agreement and all collateral would be deemed payment for all outstanding obligations. This document will serve as written permission to any banks/institutions to disclose all activities and transaction details.

19. Minimum Account Balance. For as long as funds are advanced from IFF during the interest capitalization period, Originator will maintain one quarterly payment on the account # at US Bank

20. Failure to maintain Minimum Account Balance. With the exception of the interest capitalization period, this event would be considered a material default under the terms of the Master Custodial Agreement and all Collateral would be deemed payment for all outstanding obligations.

21. Filing. The originator will cause all required filings to be completed and recorded as if time were of the essence.

22. This document will serve as written permission to any banks/institutions to disclose all activities and transaction details to International Forex Finance Group, Ltd. or Cantrust.


The above representing the agreement of the parties and the parties agreeing to be legally bound.


For:  Cantrust
      Edmonton,  Alberta
      Canada


By:
   -----------------------------
Name:
     ---------------------------
Date:
     ---------------------------


For:  Upgrade International Corporation
      Seattle, WA  98101

By:   /s/ Daniel S. Bland                  By:   /s/ Howard A. Jaffe
      --------------------                       ------------------------
Name: Daniel S. Bland, CEO                 Name: Howard A. Jaffe, COO

                                  SCHEDULE "D"
                       ISSUANCE, DEFAULT AND RESTRICTIONS


THIS SCHEDULE D (LOAN NUMBER: UPGD711), DATED FEBRUARY 24, 2002 IS EXECUTED in connection with that certain Master Agreement to provide Financing and Custodial Services (the "Master Agreement") entered into between Mark Alexander of International Forex Finance Group, Ltd., ("IFF") and Daniel Bland of Upgrade International, Corp on or about 5/8/01, the Schedule "A", Collateral Description
                                            ------------
with  Terms,  dated  February  24,  2002,  and  the  Schedule  "B",  Collateral
                                                     -------------
Description,  dated  February  24,  2002.

1. RIGHTS AND PREFERENCES: As long as no occurrence of default, as described in this schedule "D" has occurred, any registered holder of the shares issued under this agreement, shall immediately and without reservation, upon effective receipt of any proxy materials, but no later than two business days prior to any meeting of shareholders requiring a vote, grant a voting proxy to Upgrade International's Chief Executive Officer and Chief Operating Officer who together will vote the shares represented by proxy, present for any meeting, and vote shares -- any proportion in the same proportion as the total voting shares received from all other shareholders bears to the aggregate of all shares outstanding.

2. ISSUANCE AND RESTRICTIONS: Borrower shall comply with the Company's Articles of Amendment with the Secretary of State of Washington to issue 40,000,000 common shares under Rule 144a, and 5,000,000 shares issued under REG D (506) Private placement to be held as Collateral in order to secure Borrower's financial performance under Loan number UPGD711.

     Custodial Agent acknowledges that the 40,000,000 shares of Restricted Common Stock issued under rule 144a are US restricted securities, and that the share certificates will be imprinted with a legend indicating that their transfer is restricted under applicable securities laws. Borrower understands and acknowledges that Custodial Agent intends to assign, transfer, pledge, repledge, hypothecate, rehypothecate, lend, encumber, short sell, sell outright, swap, trade or consign some or all of the shares in transactions with Qualified Institutional Buyers or that qualify under the safe harbor provided by Rule 144A under the Securities Act. Registrar agrees to record such transfers of interest as may be made pursuant to the exemption provided by Rule 144A, without requirement of Borrower's advance notice or consent; provided that the documentation accompanying certain transfers may include an opinion of counsel reasonably acceptable to Financial Intermediary (both as to the identity of counsel and the substance of the opinion) that any distributions qualify for the holding periods required under Rule 144A of the 1933 Securities Act.

     Custodial Agent agrees that all transfers of shares shall be made in compliance with applicable laws, including the 1933 Securities Act, and the terms of the Financing Agreements to be construed en para material. Custodial Agent understands and acknowledges that the share certificates representing the 40,000,000 shares of stock will be imprinted with a restrictive legend.

3. CREDIT AGREEMENT: Borrower and IFF, s, shall enter into that certain CREDIT AGREEMENT (the "Credit Agreement"), of even date herewith, among Borrower, the Debt Securities Holders party thereto, Syndicate Participants, Note Holders, Bond Holders, and Debt Holders the LENDERS party thereto, International Forex Finance Group, Ltd., as "Custodial Agent", CANTRUST, as "Securities Intermediary" or "Issuing Paying Agent", with International Forex Finance Group, Ltd., as "Administrative Agent" or "Financial Intermediary". The Credit Agreement (which defined term shall include all agreements entered into in connection therewith) shall in all respects be subordinate to the Master Agreement, and the Credit Agreement's provisions shall not become operative until (a) such time as a Default shall have occurred under this Schedule D, and ---------- (b) during the continuance of such Default, the Administrative Agent (as defined thereunder) shall have notified Borrower in writing that the provisions of the Credit Agreement shall become operative, and (c) that a Material Adverse Credit Event has, will, or may occur in the opinion of the IPA.

4. MONETARY EVENT OF DEFAULT: Any of the following credit events shall constitute a "MONETARY EVENT OF DEFAULT": (a) Borrower shall fail to pay any principal or interest when due and payable, whether at the due date thereof or at a date fixed for prepayment thereof; (b) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent, the Borrower, a Co-Borrower or any pledgor of Collateral or its debts, or of a substantial part of its assets, under any federal, state, regional or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any pledgor of Collateral or for a substantial part of its assets; and, in any such case under either clause (i) or (ii), such proceeding or petition shall continue undismissed for 120 days or an order or decree approving or ordering any of the foregoing shall be entered; or
     (c) the Parent, the Borrower, a Co-Borrower or any pledgor of Collateral shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (b) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower, a Co-Borrower or any pledgor of Collateral or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

4a. SOFT DEFAULT: A soft default is; (a) whenever the amount funded under the Loan Agreement exceeds 20% of the market value (based upon daily closing price) of the price of the Series "A" common stock of the Corporation or the price of the restricted stock issued under this agreement, such event shall constitute a soft default . (b) whenever the Borrower fails to adhere to the provisions of any Standstill Agreement, (c) whenever the Borrower materially adversely alters the voting rights attributable to the Collateral in contravention of this Attachment or the Credit Agreement in the opinion of the IPA.

5. DEFAULT REMEDY: In the event of Default, IPA shall deliver notice to Borrower of such Event of Default. Borrower shall then have 30 days to cure such Event of Default. If Borrower fails to cure such Event of Default within the 30-day cure period, then Borrower shall be notified that the provisions of the Credit Agreement shall become operative. Additionally, the proxy for voting all proposals at a meeting of shareholders, as detailed in paragraph 1 of this schedule D, will no longer be in effect and voting rights or proxy rights will inure to the benefit of the registered holder.

5a. SOFT DEFAULT REMEDY. In the event that the condition described in paragraph 4a of this schedule D occurs ("Soft Default"), , the proxy for voting all proposals at a meeting of shareholders, as detailed in paragraph 1 of this schedule D, shall be subject to the terms and conditions enumerated and depicted in the Credit Agreement attached hereto and made a part hereof for the express purposes as are herein and therein set forth

6. In the Event that any condition precedent upon the Borrower under this Attachment are found or determined by the IPA to be in conflict with the Financing Agreement or the Credit Agreement then the tenants of this Attachment shall be inferior to and superceded by the tenants of either or both Agreements. Such decision shall be rendered by the IPA in the form of a Notice of Material Issue.

7. This Attachment may be invoked from time to time and may be rescinded from time to time in accordance with the conditions of performance or failure to perform on the part of the Borrower. Any such instances if any, that may arise during the term of the financing made the subject of this Attachment and if, for any reason the parties hereto are in dispute over any material issue arising under item 6 herein above, which for any reason has not been finally resolved within 45 days from receipt of notice thereof, then the Borrower's sole remedy shall be to invoke a proxy right of set-off to be initiated by informing the IPA that the Board shall thereupon "abstain vote" all proxy shares and defer every matter to a floor vote for ratification before the attending shareholders who shall vote to ratify the Board's proxy pursuant to the terms of the Credit Agreement. Such election of ratification shall defer every matter subject to a board vote for 45 days during which time "cure period" the IPA shall institute a "crown jewel" lockup agreement on behalf of the Board. Whereupon such agreement shall provide for a majority of the Board's membership to be reconstituted in exchange for the release by the IPA of the "crown jewel" lockup. Should the shareholders fail to ratify any single board member or the majority of the reconstituted Board the IPA shall then have the right to proxy vote all shares of any and all non-ratified board members until such time as the material issue is resolved, the "crown jewel" lockup is tendered, or the Credit Agreement is enacted.



AGREED AND ACCEPTED ON THIS THE 24TH DAY OF FEBRUARY, 2002.


For:  International  Forex
      Finance  Group,  Ltd.
      Houston,  Texas


By:
   -----------------------------
Name:
     ---------------------------
Date:
     ---------------------------

For:  Upgrade International Corporation
      Seattle, WA  98101


 /s/ Daniel S. Bland
-----------------------------
Daniel S. Bland, CEO


 /s/ Howard A. Jaffe
-----------------------------
Name:  Howard A. Jaffe, COO

Date:  February  24,  2002

     THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITIES, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLDGES AND AGREES FOR THE BENEFIT OF THE TRUST THAT: (I) IT HAS ACQUIRED A "RESTRICTED' SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT;
(II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE DATE WHICH IS THREE (3) YEARS AFTER THE LATER OF ____________, 2002 AND THE LAST DATE ON WHICH _____________ OR ANY AFFILIATE OF ___________ WAS THE OWNER OF SUCH RESTRICTED SECURITIES (OR ANY PREDECESSOR) EXCEPT (A) TO _____________, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURSIDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSE (II) (D) IS SUBJECT TO THE RIGHT OF ______________ TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION REASONABLE ACCEPTABLE TO IT IN FORM AND SUBSTANCE.

     SO LONG AS THE SECURITIES ARE "RESTRICTED SECURITIES' (AS SUCH TERM IS DEFINED IN RULE 144(a)(3) UNDER THE SECURITIES ACT), _____________ AGREES TO MAKE AVALIABLE AND TO EACH HOLDER AND EACH PROSPECTIVE PURCHASER OF THE SECURITIES DESIGNATED BY A HOLDER, UPON REQUEST, THE INFORMATION REQUIRED TO BE PROVIDED PURSUANT TO RULE 144(d)(4) UNDER THE SECURITIES ACT.


     THE PURCHASER, BY ITS ACCEPTANCE HEREOF, ALSO REPRESENTS, ACKNOWLEDGES, AND AGREES THAT IT (I) IS NEITHER (A) AN EMPLOYEE BENEFIT PLAN, PROGRAM OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE NOR (B) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN, PROGRAM, OR ARRANGEMENT, OR (II) IS AN INSURANCE COMPANY PURCHASING THE SECURITIES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS THAT TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND ITS PURCHASE AND HOLDING OF THE SECURITIES ARE COVERED UNDER SECTION I OF PTCE 95-60. THE PURCHASER ACKNOWLEDGES, REPRESENTS AND AGREES THAT ANY ATTEMPT TO TRANSFER ANY SECURITIES TO SUCH A PLAN, PROGRAM, OR ARRANGEMENT OR TO ANY PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF SUCH A PLAN SHALL BE NULL AND VOID.

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AN IRREVOCABLE PROXY AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION, AND THE PROVISIONS OF THE SAID AGREEMENT MAY FROM TIME TO TIME BE AMENDED OR SUPPLEMENTED.